Exhibit 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 24, 2003, except for Note 27 for which the date is July 14, 2003, relating to the financial statements of Frontline Ltd., which appears in Frontline Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2003. We also consent to the reference to us as experts under the heading "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Hamilton Bermuda
December 30, 2004